SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2008

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Scott D. Howarth was elected to serve as Chief Executive Officer of Integrated Silicon Solution, Inc. (the “Company”) in addition to his existing role as President. The Company is currently undertaking an active search for a new Chief Financial Officer and Mr. Howarth will also continue to serve as Chief Financial Officer until a replacement is found. Mr. Howarth has served as the Company’s Vice President and Chief Financial Officer from February 2006 to November 2007 and as the Company’s President and Chief Financial Officer from November 2007 to March 2008. Mr. Howarth also serves as Secretary of the Company. Prior to joining the Company, Mr. Howarth had served as Vice President of Finance and Administration and Chief Financial Officer of Chrontel, Inc., a San Jose, California based fabless semiconductor company, since 2001. Prior to joining Chrontel, he had been at Scout Electromedia, a wireless device company, since 2000. Mr. Howarth also worked for 16 years at Intel Corporation in various assignments in the financial arena. Mr. Howarth is 48 years old. There are no family relationships among Mr. Howarth and any directors or other executive officers of the Company. Mr. Howarth’s promotion was effective on April 1, 2008. Prior to Mr. Howarth’s election, Jimmy Lee served as the Company’s Chief Executive Officer. Mr. Lee will continue to serve as the Company’s Executive Chairman while working reduced hours.

Mr. Howarth does not have an employment contract with the Company to serve for any specific term. He signed an offer letter with the Company in January 2006, which was described in the Company’s Current Report on Form 8-K dated January 9, 2006. In connection with Mr. Howarth’s election as Chief Executive Officer, the Compensation Committee of the Board of Directors approved an increase in his annual base salary from $275,000 to $285,000 and the grant to Mr. Howarth of an option to purchase 20,000 shares of the Company’s Common Stock (the “Option”) pursuant to the Company’s 2007 Incentive Compensation Plan (the “Plan”), a copy of which was previously filed with the Securities and Exchange Commission on Form 8-K dated January 25, 2008, and the form of Notice of Grant of Stock Option previously filed with the Securities and Exchange Commission on Form 8-K dated August 14, 2007 (the “Option Agreement”). The Option has an exercise price per share of $6.05, the closing price of the Company’s common stock on the grant date as quoted on the Nasdaq National Market. The Option has a term of seven years and shall vest 25% on the first anniversary of the grant and an additional 1/48th of the shares subject to the Option shall vest at the end of each one-month period thereafter, subject to Mr. Howarth’s continued service to the Company on each such date. The Compensation Committee also approved an adjustment in Mr. Lee’s salary and bonus consistent with his reduced hours.

The foregoing description of the terms of the Option is qualified in its entirety by reference to the text of the Plan and the Option Agreement, which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: April 2, 2008	/s/ SCOTT D. HOWARTH
Scott D. Howarth
President, Chief Executive Officer and Chief Financial Officer